EXHIBIT 10.1

FIRST AMENDMENT TO

CONFIDENTIALITY, NON-COMPETE, SEVERANCE,

AND CHANGE IN CONTROL AGREEMENT

WHEREAS, __________ (“Executive”) and Dresser-Rand Group Inc., a Delaware corporation (“DRG”) are parties to a Confidentiality, Non-Compete, Severance and Change in Control Agreement dated as of __________ (the “Agreement”)

WHEREAS, the parties wish to amend the definition of “Voluntary Termination with Good Reason” in the Agreement to provide Executive an additional period of time following the occurrence of an event constituting Good Reason to resign from the Company, in order to incentivize Executive to remain with DRG for a longer period of time if an event constituting grounds for a Voluntary Termination with Good Reason occurs;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

1.Section 1(f) of the Agreement is amended to read as follows:

(f) Voluntary Termination with Good Reason. For purposes of the Agreement, “Voluntary Termination with Good Reason” shall mean the termination by Executive of Executive’s employment with the Company within three hundred sixty-five (365) days following the occurrence of any of the following events without his/her consent, which is not cured by the Company, if curable, within 30 days as described below:

(i)	a material diminution in Executive’s duties and responsibilities;
(ii)	the Company materially reduces the compensation or benefits to which Executive is entitled as determined immediately prior to the Change in Control;
(iii)	a material breach of any one or more of the covenants of this Agreement by the Company; or
(iv)

if, as the result of a Change in Control (as defined below), the Company’s headquarters offices are relocated to a location more than fifty miles away from their location prior to such Change in Control, necessitating Executive’s relocation to such new headquarters location.

Provided, however, that Executive must provide the Company with written notice within three hundred thirty (330) days following the occurrence of an event or action constituting Good Reason and the Company shall have thirty (30) days following receipt of such notice to cure such event or action.

EXHIBIT 10.1

2.Except as specifically modified hereby, the Agreement shall continue in effect pursuant to its terms.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment on the ___ day of ________, 2014.

DRESSER-RAND GROUP INC.

By:
Name:
Title:

EXECUTIVE

By: